- - --------------------------------------------------------------------------------

                               PRN HOLDINGS, INC.

                                 NOTE AGREEMENT

                         Dated as of September 30, 1994

                                      Re:

                     $10,000,000 Senior Subordinated Notes
                              Due October 1, 2004

                                      and

                       Warrants to Purchase Common Stock

- - --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

      SECTION                                               HEADING                                            PAGE
- - -------------------  --------------------------------------------------------------------------------------  ---------
SECTION 1.           DESCRIPTION OF NOTES AND COMMITMENT                                                             1
  Section 1.1        Description of Notes                                                                            1
  Section 1.2        Commitment; Closing Date                                                                        2
  Section 1.3        Warrants to Purchase Common Stock                                                               2
  Section 1.4        Several Commitments                                                                             3
SECTION 2            PREPAYMENT OF NOTES                                                                             3
  Section 2.1        Required Prepayments of Notes                                                                   3
  Section 2.2        Optional Prepayments                                                                            3
  Section 2.3        Prepayment upon Designated Event                                                                4
  Section 2.4        Notice of Prepayments                                                                           5
  Section 2.5        Allocation of Prepayments                                                                       5
  Section 2.6        Direct Payment                                                                                  6
SECTION 3            FINANCIAL STATEMENTS AND OTHER INFORMATION                                                      6
  Section 3.1        Financial and Business Information                                                              6
  Section 3.2        Officer's Certificates                                                                          8
  Section 3.3        Accountants' Certificates                                                                       8
  Section 3.4        Inspection                                                                                      8
  Section 3.5        Observation Rights                                                                              8
SECTION 4            COMPANY COVENANTS                                                                               9
  Section 4.1        Corporate Existence, etc.; Type of Business                                                     9
  Section 4.2        Payment of Taxes and Claims                                                                     9
  Section 4.3        Maintenance of Properties; Business Insurance                                                   9
  Section 4.4        Consolidated Net Worth                                                                          9
  Section 4.5        Limitations on Debt                                                                            10
  Section 4.6        Fixed Charges Coverage Ratio                                                                   10
  Section 4.7        Dividends, Stock Purchases                                                                     11
  Section 4.8        Merger or Consolidation                                                                        11
  Section 4.9        Sale of Assets                                                                                 12
  Section 4.10       Sale of Subsidiary Stock and Debt                                                              12
  Section 4.11       Permitted Investments                                                                          13
  Section 4.12       Payment of Dividends by Subsidiaries                                                           14
  Section 4.13       Repurchase of Notes                                                                            14
  Section 4.14       Transactions with Affiliates                                                                   14
SECTION 5            EVENTS OF DEFAULT AND REMEDIES THEREFOR                                                        14
  Section 5.1        Events of Default                                                                              14
  Section 5.2        Notice to Holders                                                                              16
  Section 5.3        Acceleration of Maturities                                                                     16
  Section 5.4        Rescission of Acceleration                                                                     16
SECTION 6.           AMENDMENTS, WAIVERS AND CONSENTS.                                                              17
  Section 6.1        Consent Required                                                                               17
  Section 6.2        Effect of Amendment or Waiver                                                                  17
  Section 6.3        Solicitation of Holders                                                                        17
SECTION 7            INTERPRETATION OF NOTE AGREEMENT; DEFINITIONS                                                  18
  Section 7.1        Definitions                                                                                    18
  Section 7.2        Accounting Principles                                                                          25
  Section 7.3        Directly or Indirectly                                                                         25
SECTION 8.           SUBORDINATION                                                                                  26
  Section 8.1.       Notes Subordinated to Senior Debt                                                              26

SECTION 9.           REPRESENTATIONS.                                                                               26
  Section 9.1.       Representations of the Company                                                                 26
  Section 9.2.       Representations of the Purchasers                                                              26
SECTION 10.          CLOSING CONDITIONS                                                                             27
  Section 10.1.      Closing Certificate                                                                            27
  Section 10.2.      Legal Opinions                                                                                 27
  Section 10.3.      Concurrent Sale of Notes and Warrants                                                          27
  Section 10.4.      Subsidiary Guaranty                                                                            27
  Section 10.5.      Asset Purchase Agreement                                                                       27
  Section 10.6.      Revolving Line of Credit and Term Loan                                                         28
  Section 10.7.      Equity Contribution                                                                            28
  Section 10.8.      Consent of Holders of Other Securities                                                         28
  Section 10.9.      Satisfactory Proceedings                                                                       28
  Section 10.10.     Waiver of Conditions                                                                           28
SECTION 11.          MISCELLANEOUS                                                                                  28
  Section 11.1.      Registered Notes                                                                               28
  Section 11.2.      Exchange of Notes                                                                              29
  Section 11.3.      Loss, Theft, etc. of Notes                                                                     29
  Section 11.4.      Expenses; Stamp Tax Indemnity                                                                  29
  Section 11.5.      Powers and Rights Not Waived; Remedies Cumulative                                              30
  Section 11.6.      Notices                                                                                        30
  Section 11.7.      Successors and Assigns                                                                         30
  Section 11.8.      Survival of Covenants and Representations                                                      30
  Section 11.9.      Severability                                                                                   31
  Section 11.10.     Governing Law                                                                                  31
  Section 11.11.     Captions                                                                                       31
Signatures.................................................................................................         31

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I               --  Names and Addresses of Note Purchasers and Amounts of Commitments
Schedule II              --  List of Outstanding Investments
Exhibit A                --  Form of Senior Subordinated Note
Exhibit B                --  Form of Warrant
Exhibit C                --  Representations and Warranties of the Company
Exhibit D                --  Description of Special Counsel's Closing Opinion
Exhibit E                --  Description of Closing Opinion of Counsel to the Company
Exhibit F                --  Form of Subsidiary Guaranty
Exhibit G                --  Form of Subordination Agreement

                               PRN HOLDINGS, INC.
                                One MEDIQ Plaza
                          Pennsauken, New Jersey 08110

                                 NOTE AGREEMENT

                                      Re:

                     $10,000,000 Senior Subordinated Notes
                              Due October 1, 2004

                                                                     Dated as of
                                                              September 30, 1994

To the Purchasers named in
  Schedule I attached to
  this Agreement

Ladies and Gentlemen:

     The undersigned, PRN Holdings, Inc., a Delaware corporation (the 'Company'), agrees with the purchasers named on Schedule I to this Agreement (the 'Purchasers') as follows:

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1. Description of Notes. The Company will authorize the issue and sale of $10,000,000 aggregate principal amount of its Senior Subordinated Notes due October 1, 2004 (the 'Notes'). The Notes shall be (i) dated the date of issue, (ii) expressed to bear interest prior to maturity at the rate of 10.00% per annum (subject to adjustment as set forth below) payable semiannually on the first day of each April and October in each year commencing April 1, 1995, and at maturity, (iii) expressed to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, (iv) expressed to mature on October 1, 2004, (v) subordinate and junior to Senior Debt of the Company as provided in Section 8 and (vi) otherwise substantially in the form attached hereto as Exhibit A. The interest rate borne by the Notes shall be increased upon the occurrence of any of the following: (i) if the Company shall deliver an OID Adjustment Notice the interest rate borne by the Notes shall be increased by 25 basis points (.25%) per annum effective as of the Closing Date, and (ii) if an IPO Adjustment Date shall occur the interest rate borne by the Notes shall be increased by 300 basis points (3.00%) per annum effective as of the IPO Adjustment Date. Interest on the Notes shall be computed on the basis of a 360-day year and actual days elapsed. The term Notes as used herein shall include each Note delivered pursuant to this Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in
Section 2 of this Agreement.

     The payment of principal, premium, if any, and interest on the Notes will be guaranteed by New PRN, a Wholly-owned Subsidiary (the 'Guarantor'), for the benefit of the Holders pursuant to a Senior Subordinated Subsidiary Guaranty Agreement dated as of the date hereof, in the form of Exhibit F hereto (the 'Subordinated Guaranty').

     Section 1.2. Commitment; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes of the Company in the aggregate principal amount set forth opposite such Purchaser's name in Schedule I at a price of 100% of the principal amount thereof on the Closing Date mentioned below. The aggregate purchase price for the Notes and the Warrants referred to in Section 1.3 to be purchased by each Purchaser shall not exceed an amount equal to 100% of the principal amount of the Notes set forth opposite such Purchaser's name in Schedule I.

     Delivery of the Notes and Warrants will be made at the offices of Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, against payment therefor in Federal Reserve or other funds current and immediately available and wired to such account at such bank in the continental United States as the Company shall direct in a written notice given to the Purchasers in the amount of the purchase price at 11:00 A.M. Eastern time, on September 30, 1994 or such later date (not later than October 19, 1994) as shall mutually be agreed upon by the Company and the Purchasers (the 'Closing Date'). The Notes will be delivered to each Purchaser in the form of a single registered Note, registered in such Purchaser's name or in the name of such Purchaser's nominee as such Purchaser may specify at any time prior to the date fixed for delivery.

     Section 1.3. Warrants to Purchase Common Stock. In consideration of, and as an inducement to, each Purchaser's obligation to purchase the Notes, the Company also agrees to deliver to each Purchaser on the Closing Date warrants (all warrants being delivered to the Purchasers being referred to collectively as the 'Warrants') substantially in the form attached hereto as Exhibit B to purchase shares of Common Stock of the Company. The number of shares which may be purchased upon the exercise of the Warrants and the price per share are subject to adjustment in the manner and on the terms and conditions set forth in the Warrants.

     The Company and the Purchasers agree that for U.S. federal income tax purposes the aggregate amount of original issue discount is less than a de minimus amount (as defined in the Treasury Regulations). Unless an OID Adjustment Notice (as hereinafter defined) is delivered to the Purchasers, the Company agrees to use the foregoing determination for U.S. federal income tax purposes with respect to this transaction. In the event that the Company shall in good faith determine that the original issue discount attributable to the Notes is more than the de minimus amount (as defined in the Treasury Regulations), the Company shall give written notice of such determination (an 'OID Adjustment Notice') to the Purchasers. Such determination shall be supported by a written opinion of an Independent Financial Advisor which shall set forth the basis for such determination in reasonable detail. Any such determination shall be made by and communicated to the Purchasers on or prior to December 31, 1994. The Company covenants and agrees with the Purchasers that in no event will the original issue discount attributable to the Notes exceed $2,000,000.

     The rights, powers and terms of and relating to the Common Stock will be provided for in the Company's Certificate of Incorporation as in effect on the Closing Date, and as otherwise provided by the general corporation law of the State of Delaware.

     Section 1.4. Several Commitments. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.

     Section 2.1. Required Prepayments of Notes. The Company agrees that on the first day of each April and October in each year, commencing April 1, 2000 and ending April 1, 2004, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $1,000,000 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on October 1, 2004. No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. For purposes of this Section 2.1, any prepayment of less than all of the outstanding Notes pursuant to Section 2.2 shall reduce the amount of each subsequent scheduled principal payment on the Notes pursuant to this Section 2.1 in the same proportion that the principal amount of such prepayment pursuant to
Section 2.2 bears to the unpaid principal amount of the Notes immediately prior to such prepayment.

     In the event any portion of the Notes is applied to the payment of the purchase price of Common Stock as contemplated in Section 1 of the Warrants, the amount so applied shall be deemed to constitute payment of the principal amount of the Notes scheduled to remain unpaid on October 1, 2004, and then, to the remaining scheduled principal prepayments in inverse chronological order.

     Section 2.2. Optional Prepayments. In addition to the payments required by
Section 2.1, upon compliance with Section 2.4, the Company shall have the privilege, at any time and from time to time, on or after, but not prior to, October 1, 1997, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $500,000 or any integral multiple thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the principal amount of the Notes being so prepaid multiplied by the applicable premium set forth opposite the applicable period below:

             IF PREPAID DURING THE 12-MONTH
              PERIOD COMMENCING OCTOBER 1
                      IN THE YEAR:                                           APPLICABLE PREMIUM
                          1997                                                       4%
                          1998                                                       3%
                          1999                                                       2%
                          2000                                                       1%
                  2001 and thereafter                                                0%

     Notwithstanding the limitations set forth in this Section 2.2 if the Company shall complete an IPO within two years of the Closing Date, the Company may prepay, upon compliance with Section 2.4 and without premium, 35% of the aggregate principal amount of the outstanding Notes at any time or from time to time during the two year period immediately subsequent to such IPO.

     Section 2.3. Prepayment upon Designated Event. In the event the Company has knowledge of a Designated Event or an impending Designated Event, the Company will give written notice (a 'Company Notice') of such fact to all Holders at least 30 days prior to any proposed Designated Event Date; provided, however, that if the Company shall not then have knowledge of such fact, such Company Notice shall be delivered promptly after the Company shall have knowledge of such fact, but in no event later than three business days after the Designated Event Date. The Company Notice shall (i) describe the facts and circumstances of such Designated Event in reasonable detail (including the Designated Event Date or proposed Designated Event Date), (ii) make reference to this Section 2.3 and the rights of the Holders to require the Company to prepay their Notes, (iii) state that the Holder must make a declaration of its intent to have the Notes held by it prepaid, and (iv) specify the date upon which such prepayment will be made (the 'Designated Event Payment Date'). The Designated Event Payment Date shall occur not less than 20 days nor more than 30 days after the Designated Event Date, provided that the Holders of 66-2/3% in aggregate principal amount of outstanding Notes may designate an earlier date (but not earlier than the date upon which the Designated Event shall occur) by written notice delivered to the Company pursuant to the Declaration Notice (as hereinafter defined).

     Upon the receipt of such Company Notice or, if no Company Notice is given, upon receipt of actual knowledge of a Designated Event, any Holder shall have the privilege, upon written notice (the 'Declaration Notice') to the Company, of declaring all Notes held by such Holder serving such Declaration Notice to become due and payable on the Designated Event Payment Date or, if such notice is given as a result of the failure of the Company to deliver a Company Notice, on the date designated by such Holder (which shall be not earlier than the Designated Event Date). In the event that a Company Notice is given and a Holder fails to provide a Declaration Notice on or prior to the fifth business day preceding the Designated Event Payment Date, the Notes held by such Holder shall not become due and payable as a result of such Designated Event.

     Acquiring Person: any Person or group of two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Company, together with all affiliates and associates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended) of such Person or Persons, but excluding Bernard J. Korman and/or a trust (the 'Rotko Trust') created pursuant to an Agreement of Trust, dated November 18, l983, for the benefit, during her lifetime, of Bessie G. Rotko, and the Trustees of the Rotko Trust, which are Bessie G. Rotko, Michael J. Rotko, Judith M. Shipon, Lionel Felzer and PNC Bank, N.A. (formerly Provident National Bank), together all affiliates and associates of the foregoing Persons.

     Designated Event: shall be deemed to have occurred on the date on which an Acquiring Person shall have acquired, or obtained the right to acquire, legal or beneficial ownership of more than 50% of the outstanding shares of the Voting Stock of the Company.

     Designated Event Date: any date upon which a Designated Event shall occur.

     All prepayments on the Notes pursuant to this Section 2.3 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of such prepayment, together with a premium equal to the premium which would have been payable if the Notes had been prepaid in accordance with Section 2.2, determined as of the Designated Event Payment Date, provided that if the Designated Event Payment Date shall occur prior to October 1, 1997, the amount of such premium shall equal 6% of the aggregate principal amount of the Notes being prepaid pursuant to this Section 2.3. Any prepayment of less than all of the outstanding Notes made pursuant to this
Section 2.3 shall be applied to the payment in full of the Notes held by the Holders providing a Declaration Notice, and each scheduled prepayment pursuant to the provisions of Section 2.1 coming due thereafter shall be reduced by an amount which bears the same relationship to such payment as the aggregate amount being so applied pursuant to this Section 2.3 bears to the unpaid principal amount of the Notes immediately prior to such application, so that the amounts of the scheduled payments on each Note remaining outstanding after such application shall be unchanged by such application.

     Section 2.4. Notice of Prepayments. The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.2 to each Holder not less than 25 days nor more than 60 days before the date fixed for such optional prepayment. Such notice shall specify (i) such date, (ii) the principal amount of the Holder's Notes to be prepaid and the aggregate principal amount of all Notes to be prepaid, (iii) the premium, if any, and (iv) the accrued interest applicable to the prepayment. Such notice of prepayment shall also set forth sufficient information to establish satisfaction of all conditions precedent to any such prepayment. Notice of prepayment having been given in accordance with this Section 2.4, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.

     Section 2.5. Allocation of Prepayments. All partial prepayments of the Notes pursuant to Section Section 2.1 and 2.2 shall be applied on all outstanding Notes ratably among all Holders in accordance with the unpaid principal amount of the Notes outstanding; provided, however, that solely for purposes of allocating partial prepayments of the Notes under Section 2.1, the principal amount of any Note which has been applied against the purchase price of Common Stock as contemplated in Section 1 of the Warrants shall be deemed to be outstanding.

     Section 2.6. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will punctually pay all sums becoming due without any presentment thereof directly to such Holder at its address set forth herein or at such other address as such Holder may from time to time designate in writing to the Company in accordance with Section 11.6 or, if a bank account is so designated for such Holder, the Company will make such payments to such bank account by initiating such payment before 11:00 A.M., New York time, by bank wire transfer in immediately available funds, marked for attention as indicated, or in such other manner or to such other account of such Holder in any bank in the United States as such Holder may from time to time direct in writing.

     Any Holder to which this Section 2.6 applies agrees that in the event it shall sell or transfer any Note (i) it will, prior to the delivery of such Note (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note, and (ii) it will promptly notify the Company of the name and address of the transferee of any Note so transferred. With respect to Notes to which this Section 2.6 applies, the Company shall be entitled to presume conclusively that the original or such subsequent Holder as shall have requested the provisions hereof to apply to its Notes remains the Holder of such Notes until (i) the Company shall have received notice in writing of the transfer of such Notes, and of the name and address of the transferee, or (ii) such Notes shall have been presented to the Company as evidence of the transfer.

SECTION 3. FINANCIAL STATEMENTS AND OTHER INFORMATION.

     Section 3.1. Financial and Business Information. The Company agrees to furnish (x) to each Purchaser so long as it or its nominee is a Holder and to each other Institutional Holder of the then outstanding Notes and (y) if at any time the Company is not subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, then to each Institutional Holder of Common Stock initially issued upon the exercise of any Warrant and to each subsequent transferee of such Common Stock:

          (a) Quarterly Statements. Within 60 days after the end of each quarterly fiscal period (except the last) in each fiscal year of the Company, duplicate copies of:

             (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such quarterly fiscal period, and

             (2) consolidated and consolidating statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as having been prepared in accordance with GAAP by an authorized financial officer of the Company.

          (b) Annual Statements. As soon as available and in any event within 95 days after the close of each fiscal year of the Company, duplicate copies of:

             (1) audited consolidated and unaudited consolidating balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and

             (2) audited consolidated and unaudited consolidating statements of income, audited consolidated statements of stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances.

          (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit, if any, made by independent accountants of the books of the Company or any Subsidiary and any comment letter to management, if any, received from such accountants.

          (d) SEC and Other Reports. From and after the date upon which the Company shall be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each regular or periodic report and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or with the Commission or any successor agency. Promptly after receipt thereof, copies of any final, substantive orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries.

          (e) Requested Information. Subject to the requirements of applicable securities law, with reasonable promptness, such other data and information as any Holder may reasonably request.

     Section 3.2. Officer's Certificates. With each set of financial statements delivered pursuant to Section 3.1(a) and (b) above, the Company will deliver a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of
Section 4.4 through Section 4.11 at the end of the period covered by the financial statements then being furnished, (ii) the amount charged in such period for depreciation, interest expense and rental expense, and (iii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

     Section 3.3. Accountants' Certificates. With the annual financial statements delivered pursuant to Section 3.1(b), the Company will deliver a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof.

     Section 3.4. Inspection. The Company will permit each Holder (or such Persons as such Holder may designate) to visit and inspect upon reasonable prior notice, under the Company's guidance, any of the properties of the Company or its Subsidiaries, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees having management duties, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Holder the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Prior to the existence of any Default under this Agreement, the cost of any visitation or inspection pursuant to this Section 3.4 shall be borne by any Holder exercising its rights pursuant to this Section 3.4. So long as any Default or Event of Default shall exist hereunder, all such costs shall be borne by the Company.

     Section 3.5. Observation Rights. From and after the occurrence of an IPO, the Company agrees to (i) give the Purchasers at least ten business days prior written notice of each regular meeting (2 days prior written notice delivered by facsimile communication in the case of any special meeting) of the Board of Directors of the Company (a 'Board Meeting') and (ii) permit a representative or representatives designated by the Holder or Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, to serve as observers at each Board Meeting.

SECTION 4. COMPANY COVENANTS.

     The Company agrees that from and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 4.1. Corporate Existence, etc.; Type of Business. Except as otherwise permitted by Section 4.9 or Section 4.10, the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence, rights and franchises. The Company will not, and will not permit any Subsidiary to, engage in any new type of business which is not related to the business conducted at the date of this Agreement by the Company and its Subsidiaries.

     Section 4.2. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets; provided, that no such tax, assessment, charge, account payable or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor.

     Section 4.3. Maintenance of Properties; Business Insurance. The Company will, and will cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition all properties (whether owned in fee or a leasehold interest) used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will, and will cause each Subsidiary to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

     Section 4.4. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $20,000,000, plus (ii) an amount equal to 50% of Consolidated Net Income for each quarterly fiscal period of the Company from and after December 31, 1994 to and including the date of any determination thereof, computed on a cumulative basis for said entire period. If Consolidated Net Income is a deficit figure for any quarterly fiscal period, such deficit shall not reduce the amount of Consolidated Net Worth required to be maintained pursuant to this Section 4.4.

     Section 4.5. Limitations on Debt. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Debt, except:

          (a) Debt evidenced by the Notes;

          (b) Debt of the Company and its Subsidiaries outstanding as of the Closing Date and described in Annex B to Exhibit C;

          (c) Debt of Old PRN (and Guaranty thereof by the Company and New PRN) from time to time outstanding under the Revolving Line of Credit and any renewal, extension or refunding of such Debt;

          (d) Debt of New PRN (and Guaranty thereof by the Company) outstanding under the Term Loan in an aggregate principal amount not in excess of $45,000,000 and any renewal, extension or refunding of such Debt;

          (e) Debt of the Company and its Subsidiaries as evidenced by the Seller Notes;

          (f) additional Debt of the Company and its Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, consolidated Debt shall not exceed 90% of Total Capitalization;

          (g) Debt evidenced by the Subsidiary Guaranty; and

          (h) Debt of a Subsidiary to the Company or to a Wholly-owned
     Subsidiary.

     Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 4.5 be deemed to have created, assumed or incurred, at the time it becomes a Subsidiary, all Debt of such corporation existing immediately after it becomes a Subsidiary.

     Section 4.6. Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters at not less than 1.75 to 1.00.

     Section 4.7. Dividends, Stock Purchases; Management Fees.. The Company will not:

          (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of Common Stock of the Company); or

          (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

          (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

          (d) Pay any Management Fees to the Parent or any affiliate of the Parent;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other distributions and Management Fees being herein collectively called 'Restricted Payments'), if after giving effect thereto any Default or Event of

Default shall have occurred and be continuing or the aggregate amount of Restricted Payments made or declared during the period from and after October 1, 1994, to and including the date of the making of the Restricted Payment in question, would exceed 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

     The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

     For the purposes of this Section 4.7, the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

     Section 4.8. Merger or Consolidation. The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other corporation; provided, however, that:

          (a) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

          (b) the Company may merge or consolidate with or into any other corporation if (i) the Company shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (iii) after giving effect to such merger or consolidation the Company would be permitted to incur at least $1.00 of additional Debt under the provisions of Section 4.5(e) and no default shall exist under Section 4.6 after giving effect to the income and debt outstanding during the applicable period of the entity with which the Company shall have merged or consolidated, and the Company provides written notice not less than 30 days prior to the consummation of the proposed merger or consolidation, which notice shall refer to this Section 4.8(b).

     Section 4.9. Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole; provided, however, that (i) any Subsidiary may sell, lease or otherwise dispose of all or any part of its assets to the Company or a Wholly-owned Subsidiary and (ii) the Company and its Subsidiaries may dispose of assets in the ordinary course of business.

     As used in this Section 4.9, a sale, lease or other disposition of assets shall be deemed to be a 'substantial part' of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 15% of the assets of the Company and its Subsidiaries determined on a consolidated basis as of the end of the immediately preceding fiscal year. For purposes of calculations pursuant to this Section 4.9, the sale or other disposition of equipment which is worn out, obsolete or no longer suitable for use in the conduct of the business of the Company and its Subsidiaries shall constitute dispositions in the ordinary course of business.

     Section 4.10. Sale of Subsidiary Stock and Debt. (a) The Company will not permit any Subsidiary to issue or sell any shares of such Subsidiary's capital stock (including as 'stock' for the purposes of this Section 4.10 any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) except (i) to the Company or a Wholly-owned Subsidiary, (ii) to directors for qualifying shares, (iii) to satisfy the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary, and (iv) to satisfy the requirement of the Warrant dated as of May 29, l992 originally issued to Internationale Nederlanden (U.S.) Finance Corporation pursuant to which 2.5% of the common stock of Old PRN (as adjusted from time to time in the manner set forth in such warrant as in effect on the Closing Date) may be issued.

     (b) The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock or any Debt of any Subsidiary, unless (i) simultaneously with such sale, transfer or disposition, all shares of capital stock and all Debt of such Subsidiary at the time owned by the Company and other Subsidiaries shall be sold, transferred or disposed of as an entirety, (ii) the Subsidiary being disposed of shall not have any continuing Investment in the Company or any other Subsidiary, (iii) the Board of Directors of the Company shall have determined, as evidenced by a resolution of the Board, that the retention of such stock and Debt is no longer in the best interests of the Company, (iv) such stock and Debt are sold, transferred or otherwise disposed of to a Person for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory, and (v) such sale, transfer or disposition is permitted by Section 4.9.

     Section 4.11. Permitted Investments. The Company will not, and will not permit its Subsidiaries to, make or have outstanding any Investments except:

          (a) Investments in direct obligations of, or obligations the payment of the principal and interest on which is guaranteed by, the United States of America maturing within one year from the date of acquisition thereof;

          (b) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by any bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

          (c) Investments in commercial paper having a maturity of not more than 270 days from the date of acquisition and which at the time of acquisition are accorded the highest rating by Standard & Poor's Corporation or by Moody's Investors Service, Inc.;

          (d) loans or advances in the usual and ordinary course of business to officers and employees incidental to carrying on the business of the Company or its Subsidiaries;

          (e) accounts receivable arising from transactions with customers and suppliers in the ordinary course of business;

          (f) Investments by the Company in and to its Subsidiaries including corporations which, as a result of such Investment, become Subsidiaries;

          (g) Investments existing on the date of this Agreement and described in Schedule II hereto in the amount set forth therein; and

          (h) other Investments (in addition to those permitted by the foregoing provisions of this Section 4.11), provided that (i) the aggregate amount of all such other Investments at any time owned by the Company and its Subsidiaries shall not exceed 10% of Consolidated Net Worth, and (ii) after giving effect to such other Investments, no Default or Event of Default shall have occurred and be continuing.

     In valuing any Investments for the purpose of applying the limitations set forth in this Section 4.12, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

     For purposes of this Section 4.11, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

     Section 4.12. Payment of Dividends by Subsidiaries. Except for the restrictions set forth in the Credit Agreement, the Indenture and the Negative Covenants Agreement, the Company will not, and will not permit any Subsidiary to, enter into any agreement which restricts the ability of any Subsidiary to declare and pay any dividend or to make any distribution on any equity interest of such Subsidiary.

     Section 4.13. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. If the

Company, any Subsidiary or any Affiliate repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate, such Notes shall no longer be outstanding for the purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect thereto.

     Section 4.14. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or any such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or its Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

SECTION 5. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 5.1. Events of Default. Any one or more of the following shall constitute an 'Event of Default' as the term is used herein:

          (a) Default in the payment of interest on any Note when due and such default shall continue for more than five days;

          (b) Default in the making of any prepayment on the Notes required by
     Section 2.1, or a default in the payment of the principal of any Note or premium thereon, if any, at the expressed or any accelerated maturity date or at any date fixed for prepayment;

          (c) Default in the payment when due of the principal of or interest on any Debt (other than the Notes) of the Company or any Subsidiary having an unpaid principal amount of more than $5,000,000 when due, and such default or event shall continue beyond the period of grace, if any, allowed with respect thereto;

          (d) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Debt of the Company or any Subsidiary having an unpaid principal amount of more than $5,000,000 may be issued and such default or event shall continue uncured or unwaived for a period of time sufficient to permit the acceleration of the maturity of any Debt of the Company or any Subsidiary outstanding thereunder;

          (e) Default in the observance or performance of any covenant or agreement contained in Section Section 4.1 through 4.13 hereof;

          (f) Default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 30 days;

          (g) Any material representation or warranty made by the Company herein or any Guarantor in the Guaranty Agreement, or made by the Company or any Guarantor in any written statement or certificate furnished by the Company or any Guarantor in connection with the consummation of the issuance and delivery of the Notes or the execution and delivery of the Guaranty Agreement or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof;

          (h) Final judgment or judgments for the payment of money aggregating in excess of $3,000,000 is or are outstanding against the Company or any Subsidiary or against any of the property or assets of the Company or any Subsidiary and any such judgment or judgments aggregating in excess of $3,000,000 has or have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry;

          (i) Default shall occur in the observance or performance of the agreements and undertakings of the Company set forth in the Warrants which default shall not be remedied within 5 days after an officer of the Company shall have knowledge of such default or any such Warrant shall be held by a court of competent jurisdiction to be invalid or unenforceable in any material respect; or

          (j) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary;

          (k) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary and is not discharged within 30 days after such appointment; or

          (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     Section 5.2. Notice to Holders. When any Event of Default described in
Section 5.1 has occurred, or if any Holder or if any holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all Holders.

     Section 5.3. Acceleration of Maturities. When any Event of Default described in paragraphs (a) or (b) of Section 5.1 has happened and is continuing, any Holder may, and when any Event of Default described in paragraphs (c) through (i), inclusive, of Section 5.1 has happened and is continuing, the Holder or Holders holding 50% or more of the principal amount of the outstanding Notes may, by notice in writing sent by registered or certified mail to the Company, declare the principal of the Notes to be, and all principal of and interest on all outstanding Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j), (k) or (l) of Section 5.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders, subject to the provisions of Section 8, all principal of and interest accrued on the Notes, together with, to the extent permitted by law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the premium which would have been payable if the Notes had been prepaid in accordance with Section 2.2, determined as of the date on which the Notes shall so become due and payable, provided that if the Notes become so due and payable as a result of any Event of Default prior to October 1, 1997, the amount of such liquidated damages shall equal 6% of the aggregate principal amount of the outstanding Notes. Neither any course of dealing on the part of any Holder nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

     Section 5.4. Rescission of Acceleration. The provisions of Section 5.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(i), inclusive, of Section 5.1, the Holders holding at least 66-2/3% in aggregate principal amount of the outstanding Notes may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is rescinded and annulled:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 5.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 6.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6. AMENDMENTS, WAIVERS AND CONSENTS.

     Section 6.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of all of the Holders, no such waiver, modification, alteration or amendment shall be effective which will (i) extend the time of payment (including any prepayment pursuant to Section 2.l) of the principal of or the interest or premium, if any, on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) change any of the provisions with respect to optional prepayments, or (iii) change any of the provisions of Section 8, or (iv) change the percentage of Holders required to consent to any such waiver, amendment, alteration or modification of any of the provisions of this Section 6 or
Section 5.

     Section 6.2. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     Section 6.3. Solicitation of Holders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be concurrently informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
Section 6 shall be delivered by the Company to each Holder forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any fee (whether denominated as servicing fee or otherwise) remuneration, including supplemental or additional interest, expenses or other amount, to any Holder as consideration for or as an inducement to the consideration or review of or entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement (or any proposed waiver or amendment hereof) unless such remuneration is concurrently paid, on the same terms, ratably to all Holders.

SECTION 7. INTERPRETATION OF NOTE AGREEMENT; DEFINITIONS.

     Section 7.1. Definitions. In addition to the terms defined in other Sections of this Agreement, the following terms will mean:

     Affiliate: any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     Asset Purchase Agreement: the Asset Purchase Agreement dated August 23, 1994 by and among Kinetic Concepts, Inc., and KCI, as Seller, and the Parent, the Company, and New PRN, as Buyer, pursuant to which New PRN shall acquire certain assets of the medical services division of KCI and Old PRN shall acquire the disposable inventory of the medical services division of KCI.

     Capitalized Lease: any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     Capitalized Rentals: of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     Closing Date: is defined in Section 1.2.

     Code: the Internal Revenue Code of 1986, as amended.

     Commission: the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.

     Common Stock: is defined in the Warrants.

     Consolidated Net Income: for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) the proceeds of any life insurance policy;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (g) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and

          (i) any gain arising from the acquisition of any Securities of the Company or any Subsidiary.

     Consolidated Net Worth: as of the date of any determination thereof shall mean the shareholders' equity of the Company and its Subsidiaries determined in accordance with GAAP.

     Convertible Securities: evidence of Debt, shares of Common Stock, preferred stock or other Securities which are convertible into or exchangeable for shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     Credit Agreement: shall mean, collectively, (i) the Accounts Financing Agreement dated May 29, 1992, between Congress Financial Corporation and Old PRN, as amended from time to time, and (ii) the Loan and Security Agreement dated September 30, 1994 between Congress Financial Corporation and New PRN, as amended from time to time, pursuant to which the Revolving Line of Credit and the Term Loan shall be issued and outstanding as amended or modified and any agreements pursuant to which any renewal, refunding or extension of the Revolving Line of Credit Loan or the Term Loan shall be outstanding.

     Current Debt: of any Person shall mean as of the date of any determination thereof (i) all Debt of such Person for borrowed money other than Funded Debt of such Person, and (ii) Guaranties by such Person of Current Debt of others.

     Debt: of any Person shall mean as of the date of any determination thereof
(i) all Current Debt of such Person, and (ii) all Funded Debt of such Person

     Default: any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate: any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or Section 4001 of ERISA.

     Event of Default: is defined in Section 5.1.

     Fixed Charges: for any period shall mean on a consolidated basis the sum of
(i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries, and (ii) all Interest Charges on all Debt (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries.

     Funded Debt: of any Person shall mean (i) all Debt of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others. Rentals in respect of leases which are not Capitalized Leases shall not be included in Funded Debt.

     GAAP: shall mean generally accepted accounting principles at the time in the United States.

     Guaranties: all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the 'primary obligor') in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     Guarantor: is defined in Section 1.1.

     Guaranty Supplement: is defined in the Subsidiary Guaranty.

     Holder: shall mean any Person which is, at the time of reference, the registered Holder of any Note.

     Indebtedness: of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such

Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

     Indenture: shall mean the Indenture dated as July 6, 1992 by and between Old PRN and United Jersey Bank, as Trustee.

     Independent Financial Advisor: means a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to determine the valuation of the Warrants as of the Closing Date for purpose of establishing the original issue discount, if any, attributable to the Notes. The independent financial advisor shall be disinterested and independent with respect to the Company and its Affiliates.

     Institutional Holder: shall mean any Holder which is a Purchaser or any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor, registered broker dealer or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

     Interest Charges: for any period shall mean all interest and all amortization of debt discount on any particular Debt for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     Investments: shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that 'Investments' shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     IPO: any initial public offering of shares of Common Stock by the Company or its shareholders (i) in which the Company receives net proceeds in excess of $10,000,000 and (ii) after which the Common Stock is listed on the National Association of Securities Dealers Automatic Quotation System National Market System, the American Stock Exchange or the New York Stock Exchange.

     IPO Adjustment Date: shall occur on October 1, 1997 unless one of the following events shall have occurred prior to such date: (i) the Company shall have sold Common Stock in an IPO, (ii) the Company or the Parent shall have purchased all outstanding Warrants, or (iii) the Warrants shall have been sold or exchanged for cash or other Securities registered on a national securities exchange in connection with a merger or other corporate reorganization of the Company approved by the Holders of 66-2/3% of the principal amount of the Notes then outstanding.

     KCI: KCI Therapeutic Services, Inc., a Delaware corporation.

     Kinetic Concepts, Inc.: Kinetic Concepts, Inc., a Texas corporation, and the sole shareholder of KCI.

     Long-Term Lease: shall mean any lease of personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     Management Fees: shall mean any payment to the Parent or an affiliate of the Parent (other than Old PRN) for the payment of goods and services provided by officers and employees of the Parent or any such affiliate (other than Old
PRN); provided that Management Fees shall not include payments by the Company or any Subsidiary pursuant to the Consolidated Group Tax Agreement by and between the Parent and the Company, the Insurance Program Agreement by and between New PRN, the Company and the Parent, the Reimbursement Agreement by and between New PRN, the Company and the Parent, the Services Agreement by and between New PRN, the Company and the Parent, the Insurance Program Agreement by and between Old PRN, the Company and the Parent, the Reimbursement Agreement by and between Old PRN, the Company and the Parent, and the Services

Agreement by and between Old PRN, the Company and the Parent, in each case as such agreement shall be in effect on the Closing Date.

     Minority Interests: any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     Multiemployer Plan: the same meaning as in ERISA.

     Negative Covenants Agreement: the Negative Covenants Agreement dated as of September 30, 1994, by and among the Parent, the Company, New PRN, Kinetic Concepts, Inc. and KCI.

     Net Income Available for Fixed Charges: for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income during such period), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, and (iii) Fixed Charges of the Company and its Subsidiaries during such period and (iv) all provisions made for depreciation and amortization during such period.

     New PRN: MEDIQ/PRN Life Support Services-I, Inc., a Delaware corporation.

     OID Adjustment Notice: is defined in Section 1.3.

     Old PRN: MEDIQ/PRN Life Support Services, Inc., a Delaware corporation.

     Overdue Rate: the per annum rate of interest equal to the sum of (i) the per annum rate of interest accruing on the Notes prior to any overdue payment of principal, premium, if any, or interest on the Notes, whether by acceleration or otherwise, plus (ii) two percent (2%) per annum.

     Parent: MEDIQ Incorporated, a Delaware corporation, the sole shareholder of the Company.

     Person: an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Plan: a 'pension plan,' as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     Rentals: as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

     Reportable Event: the same meaning as in ERISA.

     Revolving Line of Credit: revolving credit loans and standby letters of credit from time to time outstanding pursuant to the Credit Agreement and which shall be secured by accounts receivable and/or inventory of the Company and/or one or more of its Subsidiaries.

     Securities Act: the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Security: has the same meaning as in Section 2(1) of the Securities Act.

     Seller Notes: collectively the following promissory notes (i) the promissory note of Old PRN payable to KCI or Kinetic Concepts, Inc. in a principal amount not to exceed $5,880,000, (ii) the subordinated promissory note of New PRN payable to KCI or Kinetic Concepts, Inc. in a principal amount not to exceed $3,000,000, and (iii) the subordinated promissory notes of the Company payable to KCI or Kinetic Concepts, Inc. in an aggregate principal amount not to exceed $10,000,000.

     Senior Debt: has the meaning set forth in the Subordination Agreement.

     Subordination Agreement: shall mean the Subordination Agreement dated as of September 30, 1994 among the Company, Congress Financial Corporation and the Purchasers in substantially the form set forth in Exhibit G attached hereto. Subordination Agreement shall also include any successor subordination agreement entered into between the Company, the holders of 66-2/3% in principal amount of the Notes at the time outstanding and any financial institution which is providing financing pursuant to the Credit Agreement.

     Subordinated Debt: the Notes and all other unsecured Funded Debt and unsecured Current Debt of the Company which shall contain or have applicable thereto subordination provisions substantially in the form set forth in the Subordination Agreement.

     Subsidiary: any corporation of which more than 50% (by number of votes) of the Voting Stock is owned, directly or indirectly, by the Company.

     Subsidiary Guaranty: is defined in Section 1.1.

     Term Loan: the secured Term Loan dated September 30, 1994 in an aggregate principal amount of $45,000,000 from Congress Financial Corporation to New PRN.

     Total Capitalization: shall mean as of the date of any determination thereof the sum of (i) Consolidated Net Worth as of such date of determination, plus (ii) consolidated Debt as of such date of determination.

     Underlying Shares: the shares of Common Stock of the Company issuable upon exercise of the Warrants.

     Voting Stock: securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

     Warrants: is defined in Section 1.3.

     Wholly-owned: when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     Section 7.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 7.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 8. SUBORDINATION.

     Section 8.1. Notes Subordinated to Senior Debt. The Debt evidenced by the Notes and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to all Senior Debt, whether now or hereafter outstanding, all in the manner and with the force and effect set forth in the Subordination Agreement.

     The provisions of the Subordination Agreement are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the Holders on the other hand, and nothing herein shall impair, as between the Company and the Holders, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with their terms, nor shall anything herein prevent the Holders from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the limitations set forth in the Subordination Agreement and the rights of the holders of Senior Debt as provided for therein.

SECTION 9. REPRESENTATIONS.

     Section 9.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit C are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 9.2. Representations of the Purchasers. Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes, the Warrants and the Underlying Shares for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes, the Warrants or the Underlying Shares; it being understood, however, that the disposition of such Purchaser's property will at all times be and remain within its control.

     Each Purchaser has received and reviewed all information that it has requested from the Company and has had the opportunity to discuss the Company's business, management and financial affairs with officers of the Company. Each Purchaser acknowledges that the Notes and the Warrants acquired by it pursuant to this Agreement must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

SECTION 10. CLOSING CONDITIONS.

     The obligation of each Purchaser to purchase the Notes and Warrants on the Closing Date will be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and Warrants, and to the following further conditions precedent:

     Section 10.1. Closing Certificate. Such Purchaser shall receive a certificate dated the Closing Date, signed by the Chief Financial Officer, the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes and Warrants proposed to be sold to such Purchaser, to the effect that (i) the representations and warranties of the Company set forth in Exhibit C hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

     Section 10.2. Legal Opinions. Such Purchaser shall receive from Chapman and Cutler, who are acting as special counsel to each Purchaser in this transaction, and from Alan S. Einhorn and Steve J. Feder, Corporate Counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory such Purchaser, and covering the matters set forth in Exhibits D and E, respectively, hereto.

     Section 10.3. Concurrent Sale of Notes and Warrants. On the Closing Date, the Company shall have consummated the sale of the entire principal amount of the Notes and the Warrants scheduled to be sold on the Closing Date pursuant to this Agreement.

     Section 10.4. Subsidiary Guaranty. The Subsidiary Guaranty substantially in the form attached hereto as Exhibit F shall have been executed and delivered by New PRN and shall be in full force and effect.

     Section 10.5. Asset Purchase Agreement. On or prior to the Closing Date, each Purchaser shall have received, in form and substance satisfactory to such Purchaser and its special counsel, copies of the executed and delivered Asset Purchase Agreement and other acquisition agreements related thereto, and such Purchaser shall have received evidence that the transactions contemplated pursuant to the terms of such Asset Purchase Agreement have been consummated (including all necessary consents and compliance with all applicable laws in connection with the acquisition thereunder) such that (i) New PRN has purchased certain assets of the medical services division of KCI as contemplated by such Asset Purchase Agreement and has good and marketable title to such assets, free and clear of all claims or Liens, security interests and encumbrance of any kind, except for certain Capital Leases which will be purchased by New PRN under the Asset Purchase Agreement and liens created pursuant to the Credit Agreement, and (ii) Old PRN has purchased the disposable inventory of the medical services division of KCI and has good and marketable title to such assets, free and clear of all claims, liens, security interests and encumbrances of any kind except for liens created pursuant to the Credit Agreement and the Indenture.

     Section 10.6. Revolving Line of Credit and Term Loan. On or prior to the Closing Date, the Revolving Line of Credit and the Term Loan shall have been executed and delivered by Congress Financial Corporation and New PRN or Old PRN, as the case may be, and each Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, to the effect that Old PRN has at least $1,000,000 of borrowing availability under the Revolving Line of Credit.

     Section 10.7. Equity Contribution. On or prior to the Closing Date, each Purchaser shall have received evidence that New PRN shall have received not less than $11,000,000 in cash as an equity contribution from the Parent and/or the Company.

     Section 10.8. Consent of Holders of Other Securities. On or prior to the Closing Date, any consent or approvals required to be obtained from any holder or holders of any outstanding securities of the Company which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel.

     Section 10.9. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and the Warrants, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 10.10. Waiver of Conditions. If on the Closing Date the Company fails to tender to any Purchaser the Notes or Warrants to be issued to such Purchaser on such date or if the conditions specified in this Section 10 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 10 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine.

SECTION 11. MISCELLANEOUS.

     Section 11.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the 'Note Register'), and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

     At any time and from time to time any Holder which has been duly registered as hereinabove provided may, subject to compliance with applicable securities laws, transfer its Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or its attorney duly authorized in writing.

     The person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such registered Holder.

     Section 11.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by any Holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 11.1, this Section 11.2 or Section 11.3, and upon surrender of any Note to the Company at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in a denomination equal to the Note so surrendered or in such other denomination in excess of $500,000 as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Note so surrendered for exchange; provided that in the case of any transfer to a Person other than such Holder, any such transfer shall be made in accordance with applicable securities laws. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 11.3. Loss, Theft, etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any other Institutional Holder which has satisfactory creditworthiness in the judgment of the Company is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

      Section 11.4. Expenses; Stamp Tax Indemnity. Whether or not the Notes and Warrants are sold, the Company will pay all expenses in connection with this Agreement and the Warrants and the transactions contemplated hereby and thereby, including but not limited to (i) the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, (ii) the Purchasers' reasonable out-of-pocket expenses, (iii) duplicating and printing costs and charges for shipping the Notes and Warrants, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and (iv) all such expenses relating to any assumption agreement or Guaranty Supplement (including the expenses of opinions of Counsel delivered in connection therewith) or any amendment, waivers or consents (whether or not consummated) pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, the Notes and the Warrants. The Company will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes (excluding income taxes), if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes or the Warrants, whether or not any Notes or Warrants are then outstanding. The Company will also pay, and indemnify each Purchaser against any liability for, brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and resulting from an agreement or alleged agreement between the Company and such Person. Each Purchaser represents that no placement agent, broker or finder has been retained by such Purchaser in connection with its purchase of the Notes. The obligation of the Company to pay expenses pursuant to Section 9.9 of the Warrants shall survive the payment of the Notes.

     Section 11.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to and are not exclusive of any rights or remedies any such Holder would otherwise have, and no waiver or consent, given or extended pursuant to
Section 6 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

     Section 11.6. Notices. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may designate to the Holders in writing; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section , and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

     Section 11.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successors and assigns, including each successive Holder.

     Section 11.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, will survive the closing and the delivery of this Agreement, the Notes and the Warrants.

     Section 11.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 11.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

     Section 11.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                          PRN Holdings, Inc.

                                          By ___________________________________
                                             Its

PRN HOLDINGS, INC.
ONE MEDIQ PLAZA
PENNSAUKEN, NEW JERSEY 08110
ATTENTION: CHIEF FINANCIAL OFFICER
TELEFACSIMILE: 609-486-4725

Accepted as of September 30, 1994:

                                          Massachusetts Mutual Life Insurance
                                          Company

                                          By ___________________________________
                                             Its

              PURCHASE                        ORIGINAL APPLICABLE                     PRINCIPAL AMOUNT
              PRICE OF                           PERCENTAGE OF                         OF NOTES TO BE
              WARRANT                               WARRANT                              PURCHASED
                 $                                   1.75%                               $1,750,000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts 01111
Attention: Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as PRN Holdings, Inc., $10,000,000 Senior Subordinated Notes due 2004, PPN 69357@ AA 0, principal or interest') to:

     Chemical Bank (ABA #021-000128)
     Institutional Client Services
     4 New York Plaza, 4th Floor
     New York, New York 10004-2413

     for credit to: Massachusetts Mutual Life Insurance Company
     IFM Traditional Account Number 321-029-852

with telephone advice to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 788-8411, Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and corporate actions, to be addressed
Attention: Securities Custody and Collection Department, E381.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

              PURCHASE                        ORIGINAL APPLICABLE                     PRINCIPAL AMOUNT
              PRICE OF                           PERCENTAGE OF                         OF NOTES TO BE
              WARRANT                               WARRANT                              PURCHASED
                 $                                     1%                                $1,000,000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts 01111
Attention: Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as PRN Holdings, Inc., $10,000,000 Senior Subordinated Notes due 2004, PPN 69357@ AA 0, principal or interest') to:

     Chemical Bank (ABA #021-000128)
     Institutional Client Services
     4 New York Plaza, 4th Floor
     New York, New York 10004-2413

     for credit to: Massachusetts Mutual Life Insurance Company
     IFM Traditional Account Number 321-029-852

with telephone advice to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 788-8411, Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and corporate actions, to be addressed
Attention: Securities Custody and Collection Department, E381.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

              PURCHASE                        ORIGINAL APPLICABLE                     PRINCIPAL AMOUNT
              PRICE OF                           PERCENTAGE OF                         OF NOTES TO BE
              WARRANT                               WARRANT                              PURCHASED
                 $                                   2.75%                               $2,750,000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts 01111
Attention: Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as PRN Holdings, Inc., $10,000,000 Senior Subordinated Notes due 2004, PPN 69357@ AA 0, principal or interest') to:

     Chemical Bank (ABA #021-000128)
     Institutional Client Services
     4 New York Plaza, 4th Floor
     New York, New York 10004-2413

     for credit to: Massachusetts Mutual Life Insurance Company
     IFM Traditional Account Number 321-029-852

with telephone advice to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 788-8411, Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and corporate actions, to be addressed
Attention: Securities Custody and Collection Department, E381.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Accepted as of September 30, 1994:

This Agreement is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's assets and property only shall be bound.

                                          MassMutual Participation Investors

                                          By ___________________________________
                                             Its Vice President

              PURCHASE                        ORIGINAL APPLICABLE                     PRINCIPAL AMOUNT
              PRICE OF                           PERCENTAGE OF                         OF NOTES TO BE
              WARRANT                               WARRANT                              PURCHASED
                 $                                    1.5%                               $1,500,000

MASSMUTUAL PARTICIPATION INVESTORS
C/O MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, MA 01111
Attn: Securities Investment Divisions

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as PRN Holdings, Inc., $10,000,000 Senior Subordinated Notes due 2004, PPN 69357@ AA 0, principal or interest') to:

     MassMutual Participation Investors
     c/o The Bank of New York (ABA #021-000018)
     BNF IOC 566 Security Income Collection
     Attention: P&I Department

With telephone advice to the Treasurer of MassMutual Participation Investors at
(413) 788-8411; Facsimile: (413) 730-6263

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed Attention: Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-3025730

Accepted as of September 30, 1994:

This Agreement is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such trust are not personally binding upon, nor shall resort be had to the property of, any of the trustees, shareholders, officers, employees or agents of such trust, but the trust property only shall be bound.

                                          MassMutual Corporate Investors

                                          By ___________________________________
                                             Its Vice President

              PURCHASE                        ORIGINAL APPLICABLE                     PRINCIPAL AMOUNT
              PRICE OF                           PERCENTAGE OF                         OF NOTES TO BE
              WARRANT                               WARRANT                              PURCHASED
                 $                                     3%                                $3,000,000

MASSMUTUAL CORPORATE INVESTORS
C/O MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, MA 01111
Attn: Securities Investment Divisions

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as PRN Holdings, Inc., $10,000,000 Senior Subordinated Notes due 2004, PPN 69357@ AA 0, principal or interest') to:

     MassMutual Corporate Investors
     c/o The Bank of New York (ABA #021-000018)
     BNF IOC 566 Security Income Collection
     Attention: P&I Department

With telephone advice to the Treasurer of MassMutual Corporate Investors at
(413) 788-8411; Facsimile: (413) 730-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed Attention: Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-2483041

                                                                                                  PRINCIPAL AMOUNT
                                                                                                   OF NOTES TO BE
                                       NAME OF PURCHASERS                                            PURCHASED

Massachusetts Mutual Life Insurance Company                                                          $5,500,000

MassMutual Participation Investors                                                                   $1,500,000

MassMutual Corporate Investors                                                                       $3,000,000
                                                                                                  ----------------

Total                                                                                               $10,000,000
                                                                                                  ----------------
                                                                                                  ----------------

                INVESTMENTS OUTSTANDING AS OF SEPTEMBER 30, 1994

                                      None

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE.

                               PRN HOLDINGS, INC.
                            Senior Subordinated Note
                              Due October 1, 2004
                                PPN 69357@ AA O

No. R-                                                          __________, 19__
$

     PRN HOLDINGS, INC., a Delaware corporation (the 'Company'), for value received, hereby promises to pay to or registered assigns
                       on the first day of October, 2004
                            the principal amount of

                                             D O L L A R S ($                  )

and to pay interest (computed on the basis of a 360-day year and actual days elapsed) on the principal amount from time to time remaining unpaid hereon at the rate of 10.00% per annum (subject to adjustment as set forth below) from the date hereof until maturity, payable semiannually on the first day of each April and October in each year (commencing on April 1, 1995), and at maturity. The Company agrees that the interest rate borne by the Notes shall be increased upon the occurrence of any of the following: (i) if the Company shall deliver an OID Adjustment Notice (as such term is defined in the Note Agreement referred to below) then the interest rate borne by this Note shall be increased by 25 basis points (.25%) per annum effective as of September 30, 1994 and (ii) if an IPO Adjustment Date (as such term is defined in the Note Agreement referred to below) shall occur then the interest rate borne by this Note shall be increased by 300 basis points (3.00%) per annum effective as of the IPO Adjustment Date. The Company agrees to pay interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate (as defined in the Note Agreement referred to below) after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of Congress Financial Corporation in New York, New York, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is one of the Senior Subordinated Notes of the Company in the aggregate principal amount of $10,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement, dated as of September 30, 1994, entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under

                               EXHIBIT A
                          (to Note Agreement)
the Note Agreement to all the benefits provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in
Section 2 of the Note Agreement.

     THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY, INCLUDING THE PRINCIPAL AND INTEREST, SHALL AT ALL TIMES REMAIN JUNIOR AND SUBORDINATE TO ANY AND ALL SENIOR DEBT AS DEFINED IN THE SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 30, 1994 AMONG THE COMPANY, CONGRESS FINANCIAL CORPORATION AND THE PURCHASERS AND INCLUDING ANY SUCCESSOR SUBORDINATION AGREEMENT ENTERED INTO BETWEEN THE COMPANY, THE HOLDERS OF 66-2/3% IN PRINCIPAL AMOUNT OF THE NOTES AT THE TIME OUTSTANDING AND ANY FINANCIAL INSTITUTION WHICH IS PROVIDING FINANCING PURSUANT TO THE CREDIT AGREEMENT (AS DEFINED IN THE NOTE AGREEMENT).

     The payment of principal, interest and premium, if any, on the Notes has been unconditionally guaranteed by a Subsidiary of the Company under and pursuant to the Senior Subordinated Subsidiary Guaranty Agreement dated as of September 30, 1994.

     This Note may be surrendered for cancellation in payment to the Company of the aggregate purchase price (or portion thereof) for shares of Common Stock of the Company pursuant to the Warrants referred to in Section 1.3 of the Note Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                          PRN Holdings, Inc.

                                          By ___________________________________
                                             Its

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to each Purchaser as follows:

     1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien except for liens created pursuant to the Credit Agreement. All such shares have been duly issued and are fully paid and non-assessable.

     2. Corporate Organization and Authority. The Company, and each Subsidiary,

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to have any such licenses or permits would not materially and adversely affect the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not materially and adversely affect the condition, financial or otherwise, of the Company and such Subsidiaries taken as a whole.

     3. Authorized Capital Stock. The authorized capital stock of the Company consists of 2,000 shares of Common Stock, $.01 per share par value, of which 1,000 shares are outstanding on the date hereof and all of said outstanding shares are duly authorized, validly issued, fully paid and non-assessable. The Company does not have outstanding any warrants, options, Convertible Securities or other rights for the purchase or acquisition of shares of its Common Stock. The Board of Directors of the Company has duly reserved for issuance upon exercise of the Warrants 10% of the Pro Forma Shares (as defined in the Warrant) of Common Stock. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and non-assessable shares.

     4. Financial Statements. (a) The balance sheet of Old PRN in each of the fiscal years 1991 through 1993, inclusive, and the related statements of income, shareholders' equity and changes in financial position or cash flows for the fiscal years ended on said

                               EXHIBIT C
                          (to Note Agreement)
dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by Old PRN and otherwise without qualification by Deloitte & Touche (or its predecessors) have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete in all material respects and present fairly the financial position of Old PRN as of such dates and the results of its operations and changes in its financial position or cash flows for such periods. The unaudited balance sheet of Old PRN as of June 30, 1994 and the related statements of income and retained earnings and cash flows for the nine-month period then ended have been prepared in accordance with GAAP consistently applied, are correct and complete in all material respects and present fairly the financial position of Old PRN as of such date and the results of its operations and changes in its financial position or cash flows for such periods subject to year-end audit adjustments.

          (b) Since June 30, 1994, there has been no change in the condition, financial or otherwise, of Old PRN as shown on the balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to Old PRN.

     5. Full Disclosure. Neither the financial statements referred to in paragraph 4, nor the representations and warranties set forth herein, nor any other written statement furnished to any Purchaser by or on behalf of the Company in connection with the negotiation of the sale of the Notes and Warrants, contains any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best knowledge of the Company, there is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to each Purchaser in writing which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     6. Sale is Legal and Authorized. The sale of the Notes and Warrants and compliance by the Company with all of the provisions of the Agreement, the Notes and Warrants:

          (a) are within the corporate powers of the Company;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or Bylaws of the Company or any indenture or other agreement or instrument to which the Company or the Parent is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company; and

          (c) have been duly authorized by proper corporate action on the part of the Company (no action by the shareholders of the Company being required by law, by the Certificate of Incorporation or Bylaws of the Company or otherwise), executed and delivered by the Company and the Agreement, the Notes and the Warrants constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

     7. Indebtedness. Annex B attached hereto correctly describes all Debt and Long-Term Leases of the Company and its Subsidiaries outstanding on September 30, 1994.

     8. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement, the Notes or the Warrants or compliance by the Company with any of the provisions of the Agreement, the Notes or the Warrants.

     9. Use of Proceeds. The net proceeds from the sale of the Notes and Warrants will be used by the Company to make a capital contribution to New PRN in the amount of $10,000,000 for the purpose of enabling New PRN to consummate the acquisition described in the Asset Purchase Agreement. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes and Warrants) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any 'margin stock' within the meaning of said Regulation G. None of the proceeds from the sale of the Notes or the Warrants will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any 'security' within the meaning of the Securities Exchange Act of 1934, as amended.

     10. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or Warrants or any similar Security to or has solicited or will solicit an offer to acquire the Notes or Warrants or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or Warrants or any similar Security with any person other than the Purchasers. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or Warrants or any similar Security to or has solicited or will solicit an offer to acquire the Notes or Warrants or any similar Security from any person so as to bring the issuance and sale of the Notes and Warrants within the provisions of Section 5 of the Securities Act.

     11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Funded Debt or Current Debt or in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     12. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which involve the reasonable probability of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company or its Subsidiaries or which might affect the ability of the Company to enter into the Agreement or to sell the Notes or Warrants. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     13. Title to Properties. The Company and each Subsidiary has good title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 5, except as sold or otherwise disposed of in the ordinary course of business and liens securing Debt described in Annex B to Exhibit B.

     14. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing which are material to the present and planned future conduct of its business, without any known conflict with the rights of others.

     15. Taxes. All tax returns required to be filed by the Company or any Subsidiary with the Federal government and with any other jurisdiction have, in fact, been filed. All taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before September 30, 1988, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provision for taxes on the books of the Company is adequate for all open years, and for its current fiscal period.

     16. ERISA. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any 'accumulated funding deficiency' as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement 'welfare benefit plan' (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

     17. Compliance with Law. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreement, the Notes or the Warrants. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     18. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

     19. Solvency. On the Closing Date, after giving effect to the transactions contemplated by the Note Agreement, (a) the present fair saleable value of the assets of the Company on a going concern basis is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) the Company will be able to pay its debts and obligations as they mature in the ordinary course of its business as proposed to be conducted; and (c) the Company does not have unreasonably small capital to carry out its business as proposed to be conducted. For the purpose of this paragraph 19, 'present fair saleable value' means the value which would be realized from an interested purchaser aware of all relevant information relating to the assets or group of assets being sold and who is willing to purchase under ordinary selling conditions in an existing and not theoretical market if the assets or group of assets are disposed of within a period of six months to one year.

                          SUBSIDIARIES OF THE COMPANY

                                                                             PERCENTAGE OF VOTING
                                                JURISDICTION OF              STOCK OWNED BY COMPANY
         NAME OF SUBSIDIARY                      INCORPORATION               AND EACH OTHER SUBSIDIARY

Mediq/PRN Life                                  Delaware                                100%
  Support Services

Mediq/PRN Life                                  Delaware                                100%
  Support Services-I, Inc.

                         DESCRIPTION OF DEBT AND LEASES
                             AS OF AUGUST 31, 1994

                                                                                                     PRINCIPAL
     1. CURRENT DEBT                                                                                  BALANCE
Congress Financial - Line of Credit                                                                $      948,743
                                                                                                  ----------------
     Total Availability                                                                            $    8,000,000

     2. FUNDED DEBT
Senior Secured Notes                                                                               $  100,000,000
Bank Hapoalim                                                                                           1,071,262
Wm. & Sus. White, and M. Melchert                                                                       2,140,851
Mellon Bank--Mortgage                                                                                     635,702
                                                                                                  ----------------
                                                                                                   $  103,847,815
                                                                                                  ----------------
                                                                                                  ----------------
     3. CAPITALIZED LEASES
Amplicon                                                                                           $       27,356
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      5,651
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                      4,739
Bankers Leasing Assoc.                                                                                        336
Dana Comm. Cr--Ohio                                                                                       177,770
Dana Comm. Cr--Ohio                                                                                        43,116
Dana Comm. Cr--Ohio                                                                                        43,305
Dana Comm. Cr--Troy, MI                                                                                   101,766
Dana Comm. Cr--Troy, MI                                                                                    11,894

                                           ANNEX B
                                        (to Exhibit C)

GE Capital #1                                                                                             164,613
GE Medical/Chrysler                                                                                $       80,235
GE Medical/Chrysler                                                                                        81,490
GE Medical/Chrysler                                                                                        29,483
GE Medical/Chrysler                                                                                        28,661
GE Medical/Chrysler                                                                                         9,543
GE Medical/Chrysler                                                                                       364,521
Winthrop                                                                                                    9,566
Charter--ITT                                                                                            1,342,791
Charter--ITT                                                                                            1,178,670
Haworth                                                                                                    72,144
Aloha                                                                                                         786
Aloha                                                                                                         768
Sharp                                                                                                       1,060
Capelco                                                                                                 1,361,487
Helier                                                                                                    901,020

NYNEX                                                                                                     195,156
NYNEX                                                                                                     129,166
NYNEX                                                                                                   2,270,271
NYNEX                                                                                                     418,725
Execulease                                                                                                489,244
                                                                                                  ----------------
                                                                                                   $    9,640,662
                                                                                                  ----------------
                                                                                                  ----------------
     4. LONG-TERM LEASES

THE COMPANY AND ITS SUBSIDIARIES HAVE CERTAIN LONG-TERM LEASES FOR VEHICLES AND EQUIPMENT WITH
AN AGGREGATE MONTHLY RENTAL OF APPROXIMATELY $431,000 AS OF AUGUST 31, 1994.

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 12.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and the corporate authority to execute and deliver the Note Agreement and Warrants and to issue the Notes, and to issue its shares of Common Stock upon exercise of the Warrants.

          2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Warrants have been duly authorized by proper corporate action on the part of the Company, have been duly executed by authorized officers of the Company and delivered and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), provided that no opinion is expressed as to whether the enforcement of the indemnity provisions of
     Section 9.9 of the Warrants may be limited under certain circumstances by public policy considerations.

          5. The issuance, sale and delivery of the Notes and Warrants under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes or Warrants under the Securities Act, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                                           EXHIBIT D
                                      (to Note Agreement)

     The opinion of Chapman and Cutler shall also state that the opinion of Alan
S. Einhorn and Steve J. Feder is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the Bylaws of the Company and the general business corporation law of the State of Delaware.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                   DESCRIPTION OF CLOSING OPINION OF COUNSEL
                                 TO THE COMPANY

     The closing opinion of Alan S. Einhorn and Steve J. Feder, Corporate Counsel for the Company, which is called for by Section 12.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Agreement and Warrants and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the full corporate power and authority to execute and perform the Subsidiary Guaranty and has the full corporate power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not materially and adversely affect the condition, financial or otherwise, of the Company and such Subsidiaries taken as a whole. All of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company.

          3. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Warrants have been duly authorized by proper corporate action on the part of the Company, have been duly executed by authorized officers of the Company and delivered and constitute the legal, valid and binding contracts and agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), provided that no opinion is expressed as to whether the enforcement of the indemnity

                                           EXHIBIT E
                                      (to Note Agreement)
     provisions of Section 9.8 of the Warrants may be limited under certain circumstances by public policy considerations.

          5. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          6. The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of New PRN which is named as a party thereto, has been duly executed and delivered by New PRN and constitutes the legal, valid and binding contract and agreement of New PRN enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement, the Notes or the Warrants.

          8. The issuance and sale of the Notes and Warrants and the execution, delivery and performance by the Company of the Note Agreement and Warrants do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of the Company pursuant to the provisions of the

     Certificate of Incorporation or Bylaws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          9. The issuance, sale and delivery of the Notes and Warrants under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes or Warrants under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          10. The Company has duly authorized Common Stock consisting of 2,000 shares of Common Stock, $.01 per share par value, of which 1,000 shares have been issued and are outstanding. All such outstanding shares have been duly and validly issued and are fully paid and non-assessable.

          11. The Underlying Shares when issued in accordance with the terms of the Warrants will be duly authorized, fully paid, validly issued and nonassessable shares of the Company.

          12. None of the transactions contemplated by the Note Agreement or Warrants including, without limitation, the use of the proceeds from the issuance of the Notes and Warrants will violate or result in a violation of
     Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, or Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chap. II.

     The opinion of such corporate counsel shall cover such other matters relating to the sale of the Notes and Warrants as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.